Exhibit 21.1

STEWART INFORMATION SERVICES CORPORATION AND SUBSIDIARIES

Name of Subsidiary	State, Territory or Country of Origin
Stewart Title of Alabama, LLC	Alabama
Stewart Title & Trust of Tucson	Arizona
Stewart Title of Arkansas, LLC	Arkansas
Asset Preservation, Inc.	California
InterCity Capital Corporation	California
Intercity Escrow Services	California
Stewart Title of California, Inc.	California
SAB Holdings, LLC	Colorado
Stewart Information Services Corporation	Delaware
Stewart Institutional Exchange Services, LLC	Delaware
Stewart Title & Trust of Phoenix, Inc.	Delaware
Stewart Valuation Services, LLC	Delaware
Stewart Properties of Tampa, Inc.	Florida
STGC Disaster Relief, Inc.	Florida
Timeshare Administration Group, LLC	Florida
Kemp Title Agency, LLC	Kentucky
Stewart Title Group, LLC	Maryland
Stewart Title of Maryland, Inc.	Maryland
Broker's Title, LLC	Missouri
Metropolitan Title & Escrow, LLC	Missouri
Stewart Title Inspection Service, LLC	Nevada
Stewart Title of Albuquerque, L.L.C.	New Mexico
Stewart Title of Dona Ana, Inc.	New Mexico
Monroe-Gorman Title Agency, LLC	New York
Parked Properties NY, Inc.	New York
Stewart Title Insurance Company	New York
Red River Title Services, Inc.	North Dakota
First Ohio Title Insurance Agency, Ltd.	Ohio
RET Solutions, LLC	Ohio
Oklahoma Land Title Services, LLC	Oklahoma
Stewart Title of Oklahoma, Inc.	Oklahoma
LandSafe Default, Inc.	Pennsylvania
Yankton Title Company, Inc.	South Dakota
Memorial Title, LLC	Tennessee
Summit Land Title, LLC	Tennessee
Sumner Title & Escrow, LLC	Tennessee
ABC Title, LLC	Texas
Advantage Title Solutions, LLC	Texas
Bedrock Title Company, LLC	Texas
Chadco Builders, Inc.	Texas
Classic Title Company, LLC	Texas
Crown Title Company of Houston, LLC	Texas
Fulghum, Inc.	Texas

Name of Subsidiary	State, Territory or Country of Origin
GESS Management, L.L.C.	Texas
GESS Real Estate Investments, L.P.	Texas
Graystone Title Company, LLC	Texas
HMH Title Company, LLC	Texas
Home Retention Services, Inc.	Texas
IT24 of Houston, LLC	Texas
Landon Title Company, LLC	Texas
LCH Title Company, L.C.	Texas
Millennium Title Company of North Texas, LLC	Texas
Millennium Title of Houston, L.C.	Texas
National Transfer Services, LLC	Texas
NETC Title Company, LLC	Texas
Priority Title Company of Dallas, L.C.	Texas
Priority Title Company of Houston, L.C.	Texas
Professional Real Estate Tax Service of North Texas, L.L.C.	Texas
Professional Real Estate Tax Service, L.L.C.	Texas
PropertyInfo Corporation	Texas
PSI-Fire, L.P.	Texas
Red Oak Title, LLC	Texas
S&S Title Company LLC	Texas
Stewart Financial Services, Inc.	Texas
Stewart Lender Services, Inc.	Texas
Stewart Solutions, LLC	Texas
Stewart Title Company	Texas
Stewart Title of Austin, LLC	Texas
Stewart Title of Lubbock, Inc.	Texas
Stewart Title of the Coastal Bend, Inc.	Texas
Stewart Welfare Benefit Trust	Texas
Texarkana Title & Abstract Company, Inc.	Texas
Texas Guild Title, LLC	Texas
U.S. Title Company of Wichita County I, Ltd.	Texas
Stewart Title Guaranty Company	Texas
Stewart Title Insurance Agency of Utah, Inc.	Utah
Brazos Insurance Company	Vermont
Richmond Settlement Solutions, LLC	Virginia
Stewart Land Title Services, L.L.C.	Virginia
Stewart Title & Settlement Services, Inc.	Virginia
Stewart Title and Escrow, Inc.	Virginia
Stewart Title-Shenandoah Valley, L.C.	Virginia
Stewart Title of Spokane, LLC	Washington
Stewart Lender Services - Latin America, S.A.	Costa Rica
Stewart Title Guaranty de México, S.A. de C.V.	Mexico
Stewart Pakistan (Private) Limited	Pakistan
Stewart Title sp. z o.o.	Poland
Advantage Title Solutions, S.R.L.	Romania
Stewart Title Limited	United Kingdom